                                                                      Exhibit 23


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 47153) of HMI Industries Inc. of our report dated November 8, 2002, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 8, 2002 relating to the Financial Statement Schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Cleveland, Ohio
December 11, 2002

                                       52